UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to 167;240.14a-12

Tri-State 1st Banc, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-STATE 1ST BANC, INC.

16924 St. Clair Avenue

East Liverpool, Ohio 43920

Notice of Annual Meeting of Shareholders

to be held April 21, 2004, at the

East Liverpool Motor Lodge

East Liverpool, Ohio

Dear Tri-State 1st Banc, Inc. Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Tri-State 1st Banc, Inc., an Ohio corporation (the “Company”), on Wednesday, April 21, 2004. The meeting will be held at the East Liverpool Motor Lodge, 2340 Dresdon Avenue, East Liverpool, Ohio, at 7:00 P.M. Whether or not you will attend the Annual Meeting of Shareholders, I urge you to immediately sign and return the enclosed Proxy in the envelope provided casting your vote on these important issues.

You are being asked to consider and vote on the following proposals:

1.	To elect three (3) Class II Directors each for a term of three (3) years to serve until the year 2007, or until the next meeting of Shareholders called for the purpose of electing Class II Directors. All three (3) of the current Class II Directors have been nominated for re-election.

2.	To ratify the appointment of S. R. Snodgrass, A.C., as the Company’s independent certified public accountants for the fiscal year ended December 31, 2004.

At the meeting, we will consider such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 3, 2004 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

East Liverpool, Ohio

March 17, 2004

Keith R. Clutter

Secretary

YOUR VOTE IS IMPORTANT

Please complete, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. If you choose to attend the meeting,

you may revoke your proxy and personally cast your votes.

TRI-STATE 1st BANC, INC.

16924 St. Clair Avenue

East Liverpool, Ohio 43920

2004 Annual Meeting

PROXY STATEMENT

Proxies, Solicitation and Voting

Tri-State 1st Banc, Inc. (the “Company”) is an Ohio corporation organized as the parent company of 1st National Community Bank, a national banking association (the “Bank”), and Gateminder Corporation, an Ohio corporation (“Gateminder”). The Company controls all of the capital stock of the Bank and Gateminder Corporation. The Company is a bank holding company regulated by the Board of Governors of the Federal Reserve System.

The enclosed Proxy is being solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 21, 2004, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement for the 2004 Annual Meeting of Shareholders is being first mailed to shareholders on or about March 17, 2004.

The enclosed Proxy is for use at the Annual Meeting if a Shareholder is unable to attend the Annual Meeting in person or wishes to have his shares of common stock, no par value, of the Company (the “Common Stock”) voted by Proxy even if he attends the Annual Meeting. The Proxy may be revoked by the person giving it at any time before it is exercised, on notice to the Secretary of the Company by executing and delivering a Proxy having a later date, or by such persons appearing at the Annual Meeting and electing to vote in person. All shares of Common Stock of the Company represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted at the Annual Meeting. The execution of a Proxy will in no way affect a Shareholder’s right to attend the Annual Meeting and vote in person.

The election of the Class II Directors and the ratification of the appointment of S. R. Snodgrass A.C. as the Company’s auditors require the affirmative vote of a majority of votes cast, at a meeting that the holders of a majority of the outstanding Common Stock are present in person or by proxy. Abstentions and broker non-votes will be included in determining the number of shares present at the Annual Meeting of Shareholders but will not be included in determining the number of votes cast and as a result will not be considered in determining the outcome of the vote.

Holders of Common Stock of record at the close of business on March 3, 2004, (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment thereof. At the close of business on the Record Date, the Company had 892,397 shares of Common Stock outstanding. In the election of Class II Directors, and in deciding all other questions presented at the Annual Meeting of Shareholders, each Shareholder will be entitled to one vote for each share of Common Stock held.

The cost of soliciting Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal contact or telephone. If applicable, banks, brokers, nominees and fiduciaries will be required to forward the soliciting material to the principals and obtain authorization for the execution of Proxies. The Company will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding Proxy material to the principals.

ELECTION OF DIRECTORS

[Proposal No. 1]

The persons named in the accompanying Proxy will vote for the election of the nominees named below as Class II Directors, unless otherwise directed by the Shareholders giving Proxies. All nominees are now Class II Directors and all have consented to be named and to serve if elected. The Code of Regulations of the Company provide that the number of Directors to be elected at the Annual Meeting of the Shareholders will be determined by the Board of Directors. The number of Directors has been fixed at nine, divided into three equal Classes of three: Class I, Class II and Class III. The current term of the Class II Directors expires at this Annual Meeting and three Class II Directors are to be elected at the Annual Meeting, each for a three year term.

Provided a quorum is present, Class II Directors will be elected by the affirmative vote of not less than a majority of all shares present in person or represented by Proxy at the Annual Meeting. At each meeting of Shareholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected Directors. Any Shareholder may cumulate his votes at an election of Directors upon fulfillment of the conditions prescribed in Section 1701.55 of the Ohio Revised Code, or any similar statute which may hereafter be enacted. Such Section generally requires that a Shareholder desiring to cumulate voting give advance notice in writing at least 48 hours before the Annual Meeting of his or her desire that the voting at the Annual Meeting be cumulative and that announcement of the giving of such notice be at the commencement of the Annual Meeting. Upon fulfillment of these notice requirements, each Shareholder has the right to cumulate the voting power he or she possesses and to give one candidate as many votes as the number of Directors to be elected multiplied by the number his or her votes equals, or to distribute his or her votes on the same principle among two or more candidates as he or she sees fit.

The Proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nomination has been duly made.

The full Board of Directors acts as a nominating committee for the selection of management’s nominees for director. The Board of Directors believes that it is appropriate for the full Board of Directors to act as a nominating committee since a majority of the Board of Directors consists of persons who are independent as defined in the independence standards of the Nasdaq Stock Market.

Nominations for election to the Board of Directors may be made by any Shareholder entitled to vote for the election of Directors. Any such nomination shall contain the following information: (i) the name and address of the proposed nominee; (ii) the principal occupation of the nominee; (iii) the total number of shares of Common Stock that to the knowledge of the nominating Shareholder will be voted for the proposed nominee; (iv) the name and residential address of each nominating Shareholder; (v) the number of shares of Common Stock owned by the nominating Shareholder; (vi) the total number of shares of Common Stock that to the knowledge of the nominating Shareholder are owned by the proposed nominee; and (vii) the signed consent of the proposed nominee to serve on the Board, if elected. Such nomination shall be delivered to the Secretary of the Company not later than the opening of business at the Annual Meeting.

Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, and upon the chairperson’s instructions the vote tellers may disregard all votes cast for each such nominee. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the Proxy Statement should be unable or decline to serve as a Class II Director, the Proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a Class II Director.

Set forth below are the names of the nominees for election to the Board of Directors as Class II Directors and certain information furnished by such nominees to the Company concerning themselves. The persons named below will be nominated for election to serve until the 2007 Annual Meeting of the Shareholders. It is the intention of the persons named in the Proxy to vote “For” the election of these three (3) nominees.

Nominees for the Class II Directors

Name	Age	Position	Director since	Present and principal occupation for last five years
Keith R. Clutter	60	Director	1987	President and CEO of the Bank; Secretary of the Company and Gateminder

Timothy G. Dickey	42	Director	2002	Chairman and CEO of D.W. Dickey & Son, Inc. (construction material)

John P. Scotford, Sr.	75	Director	1987	Chairman-McBarscot Company (real-estate and automobile dealer)

Recommendation

The Board of Directors recommends that the Shareholders vote “For” the proposal.

Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

Identification of Other Directors and Executive Officers

The following persons are (i) current Directors of the Company who are serving as either Class III Directors, whose terms expire in 2005, or Class I Directors, whose terms expire in 2006, and/or (ii) executive officers of the Company and the Bank.

Name	Age	Position	Director since	Present and principal occupation for last five years
Class III Directors

J. Robert Berg	51	Director	2002	President of Richardson Monuments, Inc. (monument retailing)

Charles B. Lang	64	Director	1987	President of the Company and Gateminder, Chairman of the Bank

John C. Thompson	77	Director	1987	Chairman of The Hall China Company (pottery manufacturer)

Name	Age	Position	Director since	Present and principal occupation for last five years
Class I Directors

William E. Blair, Jr.	69	Director	1991	President of Bill Blair Inc. (oil & gas exploration) Inc.

Stephen W. Cooper	60	Director	1989	President of Cooper Insurance Agency (general insurance)

Marvin H. Feldman	58	Director	1987	Partner in The Feldman Agency (general insurance)

Other Executive Officers

Name	Age	Position		Present and principal occupation for last five years
Kevin Anglemyer	39	Chief Financial Officer of the Company, Bank and Gateminder		Chief Financial Officer since 1998, Certified Public Accountant

Roger D. Sanford	55	Vice President of the Bank		Vice President and Loan Officer, previously was Branch Administrator, since 1992

R. Keith Broadbent	60	Vice President of the Bank		Vice President and Loan Officer since 1995

Steven A. Mabbott	47	Vice President of the Bank		Vice President & Loan Department Manager since 1994

Vickie L. Owens	42	Vice President of the Bank		Vice President of Data Processing since 1991

Stephen A. Beadnell	41	Vice President of the Bank		Vice President of Information Technology since 2002. Previously Assistant VP and VP of Home Savings and Potters Bank, respectively, since 1998.

Board of Director and Committee Meetings

During 2003, the Board of Directors of the Company held five regular Board meetings. All of the Company’s Directors attended at least 75% of its Board meetings except Directors Thompson and Blair who attended three of the five meetings. Director Scotford did not attend any of the Company’s Board meetings.

The Director’s of the Company also serve as the entire Board of Directors of the Bank. The Company and the Bank maintain a joint audit, nominating, executive and compensation committee.

In 2003, there were twelve meetings each of the Board of Directors of the Bank and the Executive Committee. Two non-employee Directors are assigned to each of the monthly Executive Committee meetings. All of the Bank’s Directors attended at least 75% of the Board meetings with the exception of Director Thompson who attended eight meetings, Director Blair who attended seven meetings and Director Scotford who attended five meetings.

The Audit Committee is comprised of non-employee Directors Feldman, Thompson and Berg. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the rules of the Nasdaq Stock Market.

The Audit Committee maintains an audit committee charter as approved by the Board of Directors. The committee is responsible for reviewing the records and affairs of the Company and the Bank to determine its financial condition, reviewing with management and the independent auditors the systems of internal control, and monitoring the Company’s and the Bank’s adherence in accounting and financial reporting to generally accepted accounting principles. Presently, the Company does not have an “Audit Committee Financial Expert” as defined within the meaning of the regulations of the Securities and Exchange Commission “SEC.” It is of the opinion of the Board of Directors that those Directors currently serving on the Audit Committee are well qualified and suited to serve in their capacity as a Director of the Audit Committee but do not in fact meet the definition of an Audit Committee Financial Expert as defined by the SEC.

For 2003, there were four meetings of the Audit Committee, one meeting of the nominating committee comprised of the full Board of Directors, two building committee meetings comprised of Directors Blair, Cooper, Dickey and Scotford and two stock option (compensation) committee meetings comprised of Directors Berg, Blair, Feldman and Thompson.

Director Compensation

No compensation is paid to any Director of the Company exclusively for their services to the holding company or is any compensation paid to Directors Lang and Clutter as they are compensated in their capacity as officers of the Bank. Compensation paid to each of the remaining seven outside Directors consisted of an annual retainer fee of $3,600 and $350 for each Board and Committee meeting attended.

EXECUTIVE COMPENSATION

The following table reflects the compensation paid by the Bank during 2003, 2002 and 2001 for services in all capacities by the Chairman. No employee received an annual salary and bonus in excess of $100,000. More specific information regarding compensation is provided in the notes accompanying the tables.

Summary Compensation Table

	Annual Compensation (A)
Name and Position	Year	Salary	Bonus
Charles B. Lang, President of	2003	$89,059	$3,562
the Company and Chairman	2002	87,645	2,613
of the Bank	2001	85,779	2,127

(A)	Amounts shown include all cash compensation earned and received by the named executive officer.

Options/SAR Grants/Incentive Plans

The Company has in place two stock option plans approved by the Shareholders of the Company, the 1997 Stock Option Plan and the 2001 Stock Option Plan. A committee is chosen by the Board of Directors that is comprised of non-employee directors for the purpose of awarding options to purchase Common Stock of the Company to deserving officers. All shares under the 1997 Option Plan eligible for distribution have been granted. There were no grants for the years 2001 and 2002.

For 2003, a total of 21,000 shares were granted under the 2001 Option Plan from the 48,125 shares of the Company’s stock authorized and eligible for distribution. The options were granted to twelve officers of the Company and the Bank at an exercise price equal to the fair market value per share on the date of grant for a term of ten years. The options are exercisable immediately upon grant.

The following table describes the individual stock options granted to the named executive of the Company during the year 2003:

Option/SAR Grants in Last Fiscal Year Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in fiscal year	Exercise or Base Price ($/Sh)	Expiration Date
Charles B. Lang	2,750	13%	$18.40	January 23, 2013

The following table describes each exercise of stock options and SARs during the year 2003 by the named executive of the Company:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End (#) Exercisable/ Unexercisable
Charles B. Lang	5,500	$11,050	10,244/0	$ —

Employment Arrangements

The Company has not entered into any employment contracts with any of its executive officers, nor is there any arrangement, plan or agreement in effect between the Company and any executive officer providing for compensation to be paid in the event of the resignation, retirement or termination of any such officer or in the event of a change in control of the Company.

Security Ownership of Certain Beneficial Owners and Management

As of March 3, 2004, there were 892,397 shares of Common Stock outstanding and 50,352 stock options to purchase unissued shares of which are owned by current Directors and named officers of the Company and the Bank. The following table sets forth information as of March 3, 2004, with respect to beneficial ownership of Common Stock of the Company by: (i) all persons known to the Company to be considered to own beneficially more than five (5%) percent of its voting securities; (ii) all Directors and Director nominees of the Company; and (iii) all of the Company’s and the Bank’s named officers as a group. Unless otherwise stated, each person so named exercises or would exercise sole voting power and investment power as to the shares of Common Stock so indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Charles B. Lang	82,634	(2)	8.77%
R.D. #1, Box 255
Chester, WV 26034

John P. Scotford, Sr.	72,832	(3)	7.73%
40 The Ledges
Poland, OH 44514

J. Robert Berg	3,485	(4)	*
William E. Blair, Jr.	10,088	(5)	1.07%
Keith R. Clutter	10,034		1.06%
Stephen W. Cooper	3,131		*
Timothy G. Dickey	1,856	(6)	*
Marvin H. Feldman	35,666	(7)	3.78%
John C. Thompson	19,675		2.09%
Kevin Anglemyer	5,362	(8)	*
Stephen A. Beadnell	1,500		*
R. Keith Broadbent	3,071	(9)	*
Roger D. Sanford	5,146		*
Steven A. Mabbott	4,793		*
Vickie L. Owens	1,938		*

All Directors and named officers as a group	261,211		27.71%

*	Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)	For the purposes of this table, shares are considered “beneficially” owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days. In computing the percentage of ownership for each nominee, director and executive officer and the group, the shares covered by exercisable stock options held by such nominee, director, executive officer and group are deemed outstanding. In calculating the percentage of class owned, the total number of shares issued and outstanding have been increased to reflect the number of shares that would be outstanding. The amounts of such shares included above are as follows: William E. Blair, Jr. 2,200, Keith R. Clutter 8,850, Stephen W. Cooper 2,200, Marvin H. Feldman 2,200, Charles B. Lang 10,244, John P. Scotford, Sr. 2,200, John C. Thompson 2,200, Kevin Anglemyer 5,088, Stephen A. Beadnell 1,500, R. Keith Broadbent 2,556, Roger D. Sanford 4,588, Steven A. Mabbott 4,588 and Vickie L. Owens 1,938.
(2)	Includes 125 shares owned solely by his spouse, 15,619 shares held by trust and 48,331 shares jointly owned as co-trustee.
(3)	Includes 70,632 shares held in trust by himself and his spouse.
(4)	Includes 1,870 shares owned jointly with his spouse and 719 shares in corporate name.
(5)	Includes 3,437 shares owned solely by his spouse.
(6)	Includes 1,856 shares owned jointly with his spouse.
(7)	Includes 11,846 shares owned jointly with his spouse and 19,581 shares owned jointly in corporate name.
(8)	Includes 274 shares owned jointly with his spouse.
(9)	Includes 412 shares owned jointly with his brother.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors, officers and persons holding more than ten percent (10%) of the Company’s stock are required to report, within specified due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this Proxy Statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. The Company is not aware of any untimely filing.

Certain Relationships and Related Transactions

The Bank extends credit to certain directors, officers and employees of the Company and the Bank, as well as to members of their immediate families, in connection with mortgage loans, commercial loans, home equity lines of credit and both secured and unsecured installment loans.

The Bank’s policy provides that all loans made to directors, officers and employees are made in the ordinary course of the consumer credit business of the Bank and are made on terms that are no more favorable than those offered to the general public including interest rates and collateral prevailing at the time. As of December 31, 2003, total loans outstanding extended to directors and officers aggregated $1,520,391. The Bank believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

RATIFICATION OF S. R. SNODGRASS, A.C.

[Proposal No. 2]

The Board of Directors has appointed S. R. Snodgrass as independent auditors to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2004, and have directed that such appointment be submitted for ratification by the Shareholders at the Annual Meeting.

Audit Fees

The total fees billed by the Company’s independent auditors for professional services rendered for the audit of the Company’s consolidated annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-QSB for the years 2003 and 2002 were $51,297 and $46,876, respectively.

All Other Fees

The total fees billed by the Company’s independent auditors for all other services other than those covered under “Audit Fees” for the year 2003 and 2002 were $9,336 and $9,100, respectively. These services consisted primarily of tax return preparation.

The Audit Committee has determined that the provision of the non-audit services listed under “All Other Fees” above were compatible with the independence of the auditors.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year-ended December 31, 2003. In addition, the Committee has discussed with S.R. Snodgrass, Statements on Auditing Standards No. 61, Communication with Audit Committee.

The Committee has received the written disclosures from S.R. Snodgrass, required by Independence Standards Board Standard No. 1 and discussed with S.R. Snodgrass, its independence from the Company.

Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote is required for ratification. Management recommends that the appointment of S. R. Snodgrass be ratified by Shareholders.

Representatives of S. R. Snodgrass are expected to be present at the Annual Meeting. S. R. Snodgrass has represented the Company since its formation and has represented the Bank since its charter was granted in 1987, serving the Board of Directors in that capacity for nearly 18 years.

Recommendation

The Board of Directors recommends that the Shareholders vote “For” the proposal.

Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

OTHER MATTERS TO COME BEFORE THE MEETING

No other matters are intended to be brought before the Annual Meeting by the Company, nor does the Company know of any other matters to be brought before the Annual Meeting by others. If other matters properly come before the meeting, the persons named in the Proxy will vote the shares represented therein in accordance with the judgment of management on any such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to submit proposals at the Company’s 2005 Annual Meeting of Shareholders must submit such proposals so that they are received by the Company no later than November 17, 2004, in order to be considered for inclusion in the Company’s Proxy materials for such meeting. Such shareholder proposals as well as any questions relating thereto, should be submitted to Tri-State 1st Banc, Inc., P. O. Box 796, East Liverpool, Ohio 43920, Attn: Secretary. Additionally, the Board appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be mailed in the Company’s proxy materials for the 2005 Annual Meeting of Shareholders, but are intended to be presented by the shareholders from the floor, unless notice of the intent to make such proposal is received at the address below on or before January 31, 2005.

GENERAL

Upon written request to the Company by any Shareholder whose Proxy is solicited hereby, the Company will furnish a copy of its Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the Shareholder requesting the same. Requests should be directed to the attention of Keith R. Clutter, Secretary, P. O. Box 796, East Liverpool, Ohio 43920.

By Order of the Board of Directors

Keith R. Clutter

Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Tri-State 1st Banc, Inc.

				For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 21, 2004		1.	ELECTION OF DIRECTORS Election of the three (3) nominees listed below as members of 1st Banc’s Board of Directors as Class II Directors.	☐	☐	☐

The undersigned hereby appoints Hazel C. Schreckengost, William M. Braslawsce and Nancy Thompson Cope, and each of them, each with the power to appoint a substitute, to represent the undersigned and to vote all of the shares of Common Stock in Tri-State 1st Banc, Inc. (“1st Banc”) held of record by the undersigned at the close of business on March 3, 2004, at the Annual Meeting of Shareholders of 1st Banc to be held at Adrian’s Banquet Center, 48745 Calcutta-Smith Ferry Road, Calcutta, Ohio, on Wednesday, April 21, 2004, at 7:00 P.M., and at any adjournment thereof.

Keith R. Clutter    Timothy G. Dickey    John P. Scotford, Sr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	TO RATIFY the selection by the Board of Directors of S.R. Snodgrass, A.C., as 1st Banc’s independent certified public accountants for the 2004 fiscal year.	☐	☐	☐

				For	Against	Abstain
		3.	Transaction of such other business as may properly come before the meeting or any postponement or adjournments thereof.	☐	☐	☐

A vote FOR the following proposals is recommended by the Board of Directors.

Please be sure to sign and date this Proxy in the box below	Date		THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

Tri-State 1st Banc, Inc.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR all proposals. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy in the return envelope provided so that your stock may be represented at the meeting.

NOTE: Sign exactly as your name(s) appear on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or other authorized officer, and if appropriate, the corporate seal should be affixed thereto. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the Proxy for a deceased shareholder should give their full title. Please date the Proxy.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.